KHOSLA VENTURES ACQUISITION CO. II
2128 SAND HILL ROAD
MENLO PARK, CA 94025

**VOTE BY INTERNET**

*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/KVSB2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D61359-S34037

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**KHOSLA VENTURES ACQUISITION CO. II**

**The Board of Directors recommends you vote FOR the following proposals:**

| | For | Against | Abstain |
|---|---|---|---|
| 1. **The BCA Proposal** — to consider and vote upon a proposal to approve the business combination described in the proxy statement/prospectus, including (a) adopting the Merger Agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, which, among other things, provides for the merger of Merger Sub with and into Nextdoor, with Nextdoor surviving the merger as a wholly owned subsidiary of New Nextdoor, in accordance with the terms and subject to the conditions of the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and related agreements described in the proxy statement/prospectus (the "BCA Proposal"); | ☐ | ☐ | ☐ |
| 2. **The Charter Proposal** — to consider and vote upon a proposal to approve and adopt the amended and restated certificate of incorporation of KVSB (the "Proposed Charter") in the form attached hereto as Annex C (the "Charter Proposal"); | ☐ | ☐ | ☐ |
| 3. **The Advisory Charter Amendment Proposal** — to consider and vote upon, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, presented separately in accordance with the United States Securities and Exchange Commission ("SEC") requirements (the "Advisory Charter Amendment Proposal"); | ☐ | ☐ | ☐ |
| 4. **The Stock Issuance Proposal** — to consider and vote upon a proposal to approve, for purposes of complying with the applicable provisions of Nasdaq Stock Exchange Listing Rule 5635, the issuance of (a) an aggregate of 27,000,000 shares of New Nextdoor common stock to the PIPE Investors, including the Sponsor Related PIPE Investor and the Nextdoor PIPE Investors, pursuant to the PIPE Investment, (b) 364,714,149 shares of New Nextdoor Class B common stock (including those shares that underlie equity awards) issued or issuable in connection with the Business Combination, and $364,714,149 shares of New Nextdoor Class A common stock issuable upon conversion of such shares and (c) up to an aggregate of 1,000,000 shares of New Nextdoor Class A common stock to the Sponsor (or its assigns) under the Forward Purchase Agreement (the "Stock Issuance Proposal"); | ☐ | ☐ | ☐ |
| 5. **The Equity Incentive Plan Proposal** — to consider and vote upon a proposal to approve the New Nextdoor Equity Incentive Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex H (the "Equity Incentive Plan Proposal"); | ☐ | ☐ | ☐ |
| 6. **The ESPP Proposal** — to consider and vote upon a proposal to approve the New Nextdoor Employee Stock Purchase Plan, a copy of which is attached to the accompanying proxy statement/prospectus as Annex I (the "ESPP Proposal"); and | ☐ | ☐ | ☐ |
| 7. **The Adjournment Proposal** — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of one or more proposals at the special meeting (the "Adjournment Proposal"). | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Notice and Proxy Statement is available at www.proxyvote.com.

D61360-S34037

**KHOSLA VENTURES ACQUISITION CO. II**
**Special Meeting of Shareholders**
**November 1, 2021 11:00 AM**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Samir Kaul and Peter Buckland, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KHOSLA VENTURES ACQUISITION CO. II that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 11:00 AM, EDT on November 1, 2021, virtually at www.virtualshareholdermeeting.com/KVSB2021SM, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**